SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 19, 2006

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (304) 234-9000

Former name or former address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Mr. Robert K. Tebay’s term as a member of the WesBanco Board of Directors expired at the Annual Meeting of Stockholders held on April 19, 2006. Mr. Tebay is retiring from the Board since he is not eligible under the Corporation’s Bylaws to stand for re-election and not as a result of any disagreement with the Company.

Item 8.01 - Other Events

At WesBanco's Annual Meeting of Stockholders held on April 19, 2006, the stockholders voted to reject a Jewelcor Management, Inc. shareholder proposal disclosed in its annual proxy statement that had advocated the WesBanco Board of Directors take steps to achieve a sale or merger of the Company. On April 20, 2006, WesBanco issued a press release announcing the results of the vote and Mr. Tebay’s retirement discussed under Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibit 99.1 --  Press Release dated April 20, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

April 21, 2006	/s/ Paul M. Limbert
Date	Paul M. Limbert
President and Chief Executive Officer